Exhibit 10.13

COOPERATIVE SERVICES AGREEMENT

THIS COOPERATIVE SERVICES AGREEMENT ("Agreement" or "CSA") is made and entered into on this the 24 day of December, 2007, by and between Halter Financial Group, L.P., a Texas limited partnership ("HFG"), and Sunset Suits S.A., a Polish joint stock company (the "Company").

WITNESSETH:

WHEREAS, the Company desires to engage HFG to provide certain consulting services as specifically enumerated below commencing as of the date hereof related to the Going Public Transaction and the Post-Transaction Period (each as hereinafter defined), and HFG is willing to be so engaged.

NOW, THEREFORE, for and in consideration of the covenants set forth herein and the mutual benefits to be gained by the parties hereto, and other good and valuable consideration, the receipt and adequacy of which are now and forever acknowledged and confessed, the parties hereto hereby agree and intend to be legally bound as follows:

1.

Retention. As of the date hereof, the Company hereby retains and HFG hereby agrees to be retained as the Company’s consultant during the term of this Agreement. The Company acknowledges that HFG shall have the right to engage third parties to assist it in its efforts to satisfy its obligations hereunder; provided that HFG shall be responsible for the actions and omissions of any such third parties it engages and the fees and expenses of any such third parties shall be included in the Fee (as hereinafter defined). In its capacity as a consultant to the Company, HFG will:

A.

Going Public Transaction and Call Agreement.

Assist the Company in evaluating the manner of effecting a going public transaction with a public shell corporation ("Pubco") domiciled in the United States of America which is neither obligated to file periodic reports under the Securities Exchange Act of 1934 nor is quoted on the "OTC BB" (a "Going Public Transaction"). It is anticipated that upon consummation of both the Going Public Transaction and the Company’s current private placement of securities (the "Company Offering"), which will generate estimated gross offering proceeds of at least $9,000,000 (with the anticipation that the Company will have a post-money valuation of approximately $39 million), Pubco’s current stockholders will hold approximately 10% of all the issued and outstanding shares of Pubco’s common capital stock. Upon consummation of the Going Public Transaction, it is anticipated that the ownership percentage of the Pubco’s outstanding common stock will be as follows:

Existing Company Shareholders 67%

Investors in the Offering 23%

Original Pubco Shareholders 10%

COOPERATIVE SERVICES AGREEMENT – Page 1

Immediately prior to the closing of the Going Public Transaction, Pubco shall be controlled by Halter Financial Investments, L.P., a Texas limited partnership controlled by the limited partners of HFG. HFG shall ensure that at the time of closing of the Going Public Transaction HFI and any persons to whom HFI is obligated to transfer any of its holdings in Pubo (collectively the "Pubco Shareholders") shall enter into a Call Agreement (the "Call Agreement") with certain existing shareholders of the Company (the "Company Shareholders"). Under the terms of the Call Agreement, the Company Shareholders shall have the right to purchase from the Pubco Shareholders up to fifty percent (50%) of the shares of Pubco’s common stock held by the Pubco Shareholders at the time of closing of the Going Public Transaction at a per share price equal to 125% of the price per share paid by participants in the Offering. The Call Agreement shall terminate 3 months following the Closing of the Going Public Transaction. The Company shall be under no obligation to complete the Going Public Transaction in the event that the Call Agreement providing for the terms set forth above is not executed by the applicable Pubco Shareholders.

B.

Post Transaction Period

Upon consummation of the Going Public Transaction, HFG agrees to:

(i)

assist Pubco in the preparation of a Form 211 Application to make Pubco’s securities eligible for quotation on the OTC BB;

(ii)

if necessary, coordinate with the Company’s legal counsel the preparation and assembly of application materials for the listing of Pubco’s common stock on a national stock exchange; and

(iii)

provide Pubco with such additional advisory services as may be reasonably requested, to the extent HFG has the expertise or legal right to render such services.

2.

Authorization. Subject to the terms and conditions of this Agreement, the Company hereby appoints HFG to act on a best efforts basis as its consultant during the Authorization Period (as hereinafter defined). HFG hereby accepts such appoint, with it being expressly acknowledged that HFG is acting in the capacity of independent contractor and not as agent of either the Company, affiliates of the Company or Pubco.

3.

Authorization Period. HFG’s engagement hereunder shall become effective on the date hereof (the "Effective Date") and will automatically terminate (the "Termination Date") on the first to occur of the following: (a) 180 days from the Effective Date in the event the Going Public Transaction has not been completed, (b) the mutual decision of the parties not to move forward with the Going Public Transaction or (c) 12 months from the Effective Date.

4.

Fees and Expenses. In consideration for the services to be provided for hereunder the Company shall pay to HFG the amount of $300,000 (the "Fee") to be paid on the closing date of the Going Public Transaction. The Fee will also be used to compensate HFG for any expenses incurred by either HFG or any third party engaged by HFG in connection with HFG’s efforts to fulfill its obligations under this Agreement. The Company shall be under no obligation to pay any part of the Fee to HFG in the event this Agreement is terminated as a result of the Company’s decision not to complete the Going Public Transaction because it was either unable to complete the Company Offering or elected not to go forward with the Company Offering for any business purpose.

COOPERATIVE SERVICES AGREEMENT – Page 2

5.

Confidentiality. All non-public information provided by the Company to HFG will be considered confidential information and shall be maintained as such by HFG, except as required by law or as required to enable HFG to perform its services pursuant to this Agreement, until the same becomes know to third parties or the public without release thereof by HFG.

6.

Entire Agreement. This Agreement contains the entire understanding and agreement between the parties hereto with respect to HFG’s engagement hereunder, and all prior writings and discussions are hereby merged into this Agreement. No provision of this Agreement may be waived or amended except in a writing signed by both parties. A waiver or amendment of any term or provision of this Agreement shall not be construed as a waiver or amendment of any other term or provision.

7.

Security Laws. Each party represents and warrants that it will to the best of its knowledge comply with all applicable securities and other laws, rules and regulations relating hereto.

8.

Counterparts. This Agreement may be executed by facsimile signatures and in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party executes each counterpart, or that any one counterpart be executed by more than one party so long as each party executes at least one counterpart.

9.

Governing Law. This Agreement shall be governed by the laws of the State of Texas.

Arbitration. All disputes, controversies or claims ("Disputes") arising out of or relating to this Agreement shall in the first instance be the subject of a meeting between a representative of each party who has decision-making authority with respect to the matter in question. Should the meeting either not take place or not result in a resolution of the Dispute within twenty (20) business days following notice of the Dispute to the other party, then the Dispute shall be resolved in a binding arbitration proceeding to be held in New York, New York in accordance with the international rules of the American Arbitration Association. The arbitrators may award attorneys' fees and other related arbitration expenses, as well as pre- and post-judgment interest on any award of damages, to the prevailing party, in their sole discretion. The parties agree that a panel of three arbitrators shall be required, all of whom shall be fluent in the English language, and that the arbitration proceeding shall be conducted entirely in the English language. Any award of the arbitrators shall be deemed confidential information for a minimum period of five years, except to the extent public disclosure of such information is required by applicable securities laws or regulations.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

HFG:

Halter Financial Group, L.P.

By: /s/ Timothy P. Halter
Timothy P. Halter, Chairman, Halter
Financial Group GP, LLC, its General Partner

The Company:

Sunset Suits S.A.

By: /s/ Mirosław Kranik
Mirosław Kranik, The President of the
Supervisory Board, Sunset Suits S.A., Founder

/s/ Bogdan Zegar
Bogdan Zegar, The President of the
Management Board, Sunset Suits S.A.

/s/ Robert Warnecki
Robert Warnecki, The Vice President of the
Management Board, Sunset Suits S.A.

COOPERATIVE SERVICES AGREEMENT – Page 4